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                                                                     EXHIBIT 5.1
                                                                      (Form S-8)

May 23, 2002

Actuant Corporation
6100 North Baker Road
Milwaukee, Wisconsin 53209

         Re:   Actuant Corporation Outside Directors' Deferred Compensation Plan

Ladies and Gentlemen:

         We are providing this opinion in connection with the Registration Statement of Actuant Corporation (the "Company") on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 100,000 shares of Class A Common Stock, par value $.20 per share, of the Company (the "Shares") pursuant to the Company's Outside Directors' Deferred Compensation Plan (the "Plan").

         We have examined: (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the authorization for the sale of Shares pursuant to the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

         On the basis of the foregoing, we advise you that, in our opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

         2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.

         The Company's Secretary, Anthony W. Asmuth III, is a partner of Quarles & Brady LLP, which serves as counsel to the Company and members of Quarles & Brady LLP own certain shares of the Company.

         This opinion is furnished by us, as counsel to the Company, and is solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                                Very truly yours,

                                                QUARLES & BRADY LLP

                                                /s/ Quarles & Brady LLP